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                                                                    Exhibit 17.1

To the Board of Directors
 of EDGAR Online, Inc.:

     I, Marc H. Bell, hereby resign from the Board of Directors of EDGAR Online, Inc. effective immediately.


Date: October 27, 2000

                                            By: /s/ Marc H. Bell
                                                ----------------------
                                                    Marc H. Bell




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